                                                                     EXHIBIT 8.2

                        [LETTTERHEAD OF CHAPMAN TRIPP]

     Our ref:  Anthony Grace / Barry Brown

     Direct Line: 498 4925  /  498 4916

     E-mail: anthony.grace@chapmantripp.co.nz / barry.brown@chapmantripp.co.nz

     1 April 1998

     Telecom Corporation of New Zealand Limited
     Telecom Networks House
     68 Jervois Quay
     Wellington
     NEW ZEALAND

     AMERITECH OFFERING - NEW ZEALAND TAXATION

     Introduction

1 We are acting as New Zealand counsel for Telecom Corporation of New Zealand Limited, a New Zealand company existing under the Companies Act 1993 (N.Z.) as a company limited by shares ("Telecom"), in connection with a Registration Statement on Form F-3 (Registration No. 333-47901) (the "Registration Statement") originally filed with the Securities and Exchange Commission (the "Commission") on 13 March 1998 under the United States Securities Act of 1993, as amended (the "U.S. Securities Act"), relating to the Telecom's registration of certain of its existing issued ordinary shares, no par value, to be offered by Ameritech New Zealand Investments, Inc (the "Shares") in the form of Instalment Receipts ("IRs"), each representing a beneficial interest in one Share, subject to a security interest securing payment of the Final Instalment, and Interim American Depositary Shares, evidenced by Interim American Depositary Receipts ("Interim ADRs"), each representing the right to receive eight IRs.

2 As requested, we outline below our opinion on the New Zealand taxation issues addressed in the section of the Registration Statement entitled "New Zealand Taxation" (which commences on page 80 of the Registration Statement), as at 13 March 1998 and as those issues relate to "United States holders" (as defined in that section).


                        [LETTTERHEAD OF CHAPMAN TRIPP]

                                 Chapman Tripp
-----------------------------------------------------------------------------  2
                   AMERITECH OFFERING - NEW ZEALAND TAXATION




     Consent

3 We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to Chapman Tripp Sheffield Young in the section of the Registration Statement entitled "Taxation" as advising on New Zealand tax matters. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission.

     Definitions and Construction

4 All terms used in this letter and defined in the Registration Statement have the meanings given to them in the Registration Statement. References to the Trustee and the Depositary and the Interim Depositary are references to the Trustee, the Depositary and the Interim Depositary referred to in the Registration Statement. In addition, references to income tax, gift duty, stamp duty, goods and services tax and imputation credits or tax credits are to taxes or duties imposed by, or available for use under, the New Zealand taxation laws referred to in paragraph 5.1 below.

     Scope of Opinion

5    Our Opinion is:

     5.1 based upon the applicable provisions of the Income Tax Act 1994, the Stamp and Cheque Duties Act 1971, the Estate and Gift Duties Act 1968, and the Goods and Services Tax Act 1985, each being Acts of the New Zealand Parliament as consolidated and amended, the Tax Convention between the United States of America and New Zealand for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income ("the Convention"), judicial decisions of the New Zealand appellate courts and of other jurisdictions, and the rulings and current practice of the New Zealand Commissioner of Inland Revenue, in each case as at 13 March 1998 being the date on which the Registration Statement was originally filed with the Commission;

     5.2 limited to New Zealand taxation issues and, further, applies only in respect of Telecom (to the extent specified) and to "United States holders", as defined in the section of the Registration Statement entitled "New Zealand Taxation";

     5.3 a summary of complex tax legislation and laws and does not purport to provide for or deal with all circumstances or eventualities, taxation or otherwise, affecting or applying to Telecom or the United States holders;

     5.4 given solely in respect of matters of law, and not in respect of matters of fact. In particular, no inference may be taken from this opinion that we have knowledge of any fact or circumstance affecting Telecom or applying to Telecom or its tax position as at any date; and

continued

                                 Chapman Tripp
-----------------------------------------------------------------------------  3
                   AMERITECH OFFERING - NEW ZEALAND TAXATION

     5.5 strictly limited to the matters stated, and does not extend by implication to any other matters.

6    Our opinion is also based on the following assumptions:

     6.1  that the relationship between an IR holder and the Trustee is that of
          (x) principal or the person entitled to all beneficial rights, and (y) bare trustee or nominee;

     6.2 that the relationship between an Interim ADR holder and the Interim Depositary, and the relationship between an ADR holder and the Depositary, is that of (x) principal or the person entitled to all beneficial rights, and (y) bare trustee or nominee;

     6.3 that any restriction or right or application exercisable by the Trustee, the Interim Depositary or the Depositary (as applicable) in respect of IRs, Interim ADRs or ADRs (as applicable) is in accordance with the security interest referred to in paragraph 1 above, or is for mechanical and procedural purposes, and that the exercise of every such restriction, right or application by such persons has been approved or authorised in advance by IR holders, holders of Interim ADRs and ADRs, as the case may be;

     6.4 that an IR represents an interest in one Share, and Interim ADRs and ADRs are or represent aggregated interests in Shares;

     6.5 that any dividends paid by Telecom in respect of a Share, the subject of an IR, will, in accordance with the bare trustee arrangement, either be paid directly to the IR holder, or be paid on to the IR holder by the Trustee, or be applied by the Trustee, strictly on the IR holder's behalf; and

     6.6 that the IRs, Interim ADRs and ADRs which are the subject of this Opinion will be held beneficially by United States holders.

     Issues Addressed in Opinion

7    The issues addressed in this Opinion are:

     7.1 the New Zealand taxation treatment of dividends derived in respect ADRs or Shares by United States holders, arising from:

          7.1.1 the application of New Zealand non-resident withholding tax ("NRWT") on dividends;

          7.1.2 the operation of the New Zealand foreign investor tax credit ("FITC") regime;

continued

                                 Chapman Tripp
-----------------------------------------------------------------------------  4
                   AMERITECH OFFERING - NEW ZEALAND TAXATION



          7.1.3 the circumstances in which New Zealand income tax on Telecom earnings that give rise to a dividend may be limited to 15%;

          7.1.4  the payment by Telecom of stock dividends; and

          7.1.5 the acquisition, redemption, or cancellation of shares by Telecom;

     7.2 the New Zealand tax treatment of any profits derived by a United States holder on the sale of ADRs or Shares;

     7.3 the New Zealand taxation treatment of IRs or Interim ADRs held by United States holders;

     7.4 the application of the New Zealand income tax accrual rules to IRs or ADRs, in either case held by United States holders;

     7.5 the application of New Zealand stamp duty regime and goods and services tax regime, in respect of the transfer of Shares by or to, and the payment of dividends to, United States holders;

     7.6 the application of New Zealand gift duty regime with respect to the transfer of Shares or ADRs by a United States holder; and

     7.7 the circumstances in which imputation credits arise, can be carried forward by Telecom, and can be forfeited from Telecom.

     Opinion

8 We confirm that in our opinion, and subject to the qualifications and assumptions expressed above and in the Registration Statement, the statements in the section of the Registration Statement entitled "New Zealand Taxation" are an accurate summary, as at 13 March 1998, of the principal New Zealand taxation issues for the United States holders.

9 By way of confirmation of the above, we record our view on each of the issues noted as follows:

     Dividends

     (i)  New Zealand Non-Resident Withholding Tax

     9.1 The maximum NRWT on cash dividends derived by a United States holder will be 15%;

continued

                                 Chapman Tripp
-----------------------------------------------------------------------------  5
                   AMERITECH OFFERING - NEW ZEALAND TAXATION



     (ii) Impact of the foreign investor tax credit ("FITC") regime

     9.2 Where a dividend paid by Telecom to a United States holder is imputed, Telecom can seek to utilise the FITC regime. Where the dividend has imputation credits attached at the maximum rate allowed, utilisation of the FITC regime will enable Telecom to fund the payment of a "supplementary dividend" equal to the amount of NRWT to be deducted from the two dividends payable to the United States holder; and thereby placing the United States holder in the position of effectively being liable to NRWT at a rate of zero percent;

     9.3 To the extent Telecom attaches imputation credits to a dividend at less than the maximum rate allowed, the level of FITC credit available to Telecom, and thus the level of supplementary dividend able to be paid by Telecom to the United States holder is reduced. This in turn will mean that the United States holder effectively is liable to some NRWT in respect of the applicable Telecom dividends;

     (iii)  Other Tax Credits

     9.4 Reference is made in the Prospectus to the possibility of other forms of tax credits being able to be attached when available, to Telecom dividends. As at 13 March 1998, certain forms of non-New Zealand sourced income derived by Telecom can be distributed to United States holders with a total New Zealand tax impost at an effective rate of 15%. The tax credits attached to dividends to deliver this outcome are called "dividend withholding payment credits". They are attached to dividends in a manner broadly similar to imputation credits and are subject to broadly the same shareholding continuity rules discussed below. Legislative amendments in the process of being enacted as at 13 March 1998, by the New Zealand Parliament will, if enacted subsequent to that date and in the same form, enable certain forms of non-New Zealand sourced income derived by Telecom to continue to be subject to a total New Zealand tax impost at an effective rate of 15%, to the extent that a "conduit tax relief credit" is attached to a dividend paid to a United States holder. Under those proposals, for a transitional period (up to 31 March 2001) Telecom will still be entitled to utilise any dividend withholding payment credits arising in respect of dividends paid to Telecom prior to, or in the quarter ending, 31 March 1998;

     (iv)   Stock dividends

     9.5 Stock dividends (known as "bonus issues" for New Zealand tax purposes) made by Telecom will be categorised under New Zealand taxation law as either "taxable bonus issues" or "non-taxable bonus issues";

     9.6 "Taxable bonus issues" are bonus issues of shares in lieu of the receipt of a dividend, or any bonus issue of shares that Telecom elects will be treated as a dividend. A "non-taxable bonus issue" generally constitutes any other form of


     continued

                                 Chapman Tripp
-----------------------------------------------------------------------------  6
                   AMERITECH OFFERING - NEW ZEALAND TAXATION

          bonus issue of shares. Non-taxable bonus issues of shares do not constitute dividends for New Zealand income tax purposes;

     9.7 Taxable bonus issues of shares are treated as "non-cash dividends". Where non-cash dividends have imputation credits attached at the maximum rate allowable, the NRWT rate is 0%. With respect to any Telecom non-cash dividends that do not have imputation credits attached, or have imputation credits attached at less than the maximum rate allowed, technically no NRWT is to be deducted. However, Telecom is liable to pay the New Zealand Inland Revenue Department an amount calculated under a special formula for determining the amount of the NRWT required to be deducted in respect of non-cash dividends;

     (v)  The tax treatment of share repurchases and cancellations of shares

     9.8 Prima facie share acquisitions, redemptions or cancellations by Telecom will give rise to a dividend for income tax purposes. However, in broad terms, a share acquisition, redemption, or cancellation can be excluded from the dividend definition in the following limited circumstances:

          9.8.1 where Telecom acquires the shares in a transaction occurring on a recognised exchange per medium of a broker or similar agent independent of Telecom and, prior to the transaction, no arrangement existed between the shareholder and Telecom for Telecom to acquire the shares, and the shares were not acquired and applied by Telecom as treasury stock in accordance with the Income Tax Act 1994; or

          9.8.2 where the shares are acquired off market in the quantum and manner that satisfy the dividend substitution and threshold requirements specified in the Income Tax Act 1994 necessary to exclude the transaction from the dividend definition, and the quantum paid does not exceed the amount of the available subscribed capital per share cancelled;

          9.8.3 where the shares are acquired and applied as treasury stock in accordance with the Income Tax Act 1994;

     9.9 Where the proceeds of a share acquisition, redemption or cancellation are excluded from the dividend definition in the circumstances described in paragraphs 9.8.1, and the quantum of the proceeds distributed exceeds Telecom's available subscribed capital per share cancelled, Telecom's imputation credit account ("ICA") will be debited for the amount of the difference. Where Telecom's ICA goes into debit, a further payment of income tax by Telecom will be required;


continued

                                 Chapman Tripp
-----------------------------------------------------------------------------  7
                   AMERITECH OFFERING - NEW ZEALAND TAXATION


     Taxation of profits and gains derived from the sale of ADRs or Shares held by United States holder

     9.10 Pursuant to article 13 of the Convention, any gain on the sale of ADRs or Shares by United States holders will not be subject to New Zealand income tax;

     Treatment of IRs and Interim ADRs

     9.11 The analysis outlined above in respect of ADRs and Shares will apply generally to the IRs and Interim ADRs. Also, in the event that, contrary to our assumptions in paragraph 6.1 above, the Trustee holding legal title to the Shares for the purposes of the IRs or holding title to IRs for the purpose of the Interim ADRs is not determined to be a nominee for New Zealand tax purposes, then, providing the Trustee either distributes the dividends received from Telecom or applies the dividends on behalf of the person beneficially entitled thereto within six months of the end of the Trustee's income year, the taxation treatment in respect of the Telecom dividends would flow through to the United States holders of IRs and Interim ADRs in broadly the same manner as for dividends paid on ADRs or Shares;

     Non-application of the Accrual Rules

     9.12 The deferred payment obligations of the United States holders of IRs or Interim ADRs will not give rise to any New Zealand income tax accrual rule consequences for those United States holders;

     Stamp Duty and GST

     9.13 Neither stamp duty nor goods and services tax will apply to the transfer of Shares or a payment of dividend on the Shares;

     Gift Duty

     9.14 Gift duty will apply to any gift of an ADR or Share by a United States holder where that gift and any other gifts by the United States holder of property situated in New Zealand, within twelve months before or after that first mentioned gift, exceed in aggregate value NZ$27,000. Shares will be treated as property situated in New Zealand, and as an ADR represents the right to eight Shares we consider ADRs will also constitute property situated in New Zealand. The gift duty provisions contain certain limited exemptions and reliefs. Gift duty applies at 5% on the excess amount of gifts over NZ$27,000 and rises on a graduated scale to a maximum rate of 25% on the excess amount of gifts over NZ$72,000;

     Shareholding Continuity required for carrying forward of Imputation Credits

     9.15 Imputation credits arising from the payment of income tax by Telecom, and imputation credits attached to dividends paid to Telecom, are recorded as credits in Telecom's ICA;


continued

                                 Chapman Tripp
-----------------------------------------------------------------------------  8
                   AMERITECH OFFERING - NEW ZEALAND TAXATION


     9.16 In order to carry forward the imputation credits in the ICA for subsequent use, Telecom must satisfy certain continuity of ownership requirements. More particularly, at least 66% of the Telecom shareholding must remain constant from the date Telecom receives the imputation credits, to the date it attaches the imputation credits to dividends. Imputation credits in Telecom's ICA will be lost on the occurrence of more than a 34% change in its ownership between the time of the derivation by Telecom of the particular imputation credits and the time when the imputation credits are attached to dividends;

     9.17 Concessionary rules exist when measuring shareholding continuity that enable, in some circumstances, changes in shareholding to be disregarded when measuring the level of shareholding continuity. There is a risk that the concessionary rules for measuring shareholding continuity will not be available in measuring shareholding continuity changes for Telecom in and around the change in the Ameritech shareholding. As a consequence there is a risk that imputation credits that are not utilised prior to that change in shareholding continuity will be forfeited; and

     9.18 The transfer of shares from the Selling Shareholder to the IR holders following payment of the First Instalment by an IR applicant and acceptance by the Selling Shareholder of the applicable application, will count towards a change in Telecom shareholding continuity. The transfer of the legal title in the Share to the IR holder on payment of the Final Instalment will not constitute an event that counts toward a change of shareholding continuity. When and if Bell Atlantic's shareholding in Telecom is transferred under the Bell Atlantic Exchangeable Notes, that change in ownership will also give rise to continuity issues of the type outlined in paragraph 9.17.

     General

10 This Opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

     Yours faithfully


     /s/ Anthony Grace
     ------------------------
     Anthony Grace



     Partner